UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 25, 2021

MARRONE BIO INNOVATIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36030	20-5137161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1540 Drew Avenue, Davis, CA 95618

(Address of Principal Executive Offices, and Zip Code)

(530) 750-2800

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	MBII	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

On January 28, 2021, Marrone Bio Innovations, Inc. (the “Company”) announced the appointment of Suping Liu Cheung, Ph.D., CPA as Chief Financial Officer (“CFO”) of the Company, to take effect upon her commencement of employment, which is expected to occur on February 18, 2021 (the “Employment Date”). As previously disclosed, Jim Boyd will remain as the Company’s President and Chief Financial Officer until the Employment Date, and, as previously announced, will thereafter continue to serve as a consultant to the Company.

Ms. Cheung, a certified public accountant, is currently the CFO of QuickLogic Corporation, a semiconductor company with U.S. offices in San Jose, California. Prior to her promotion to CFO in 2015, Ms. Cheung was a corporate controller at QuickLogic since 2007. Prior to QuickLogic, Ms. Cheung held senior roles at both publicly traded and privately held companies in accounting, finance and operational management, and began her career as an auditor and tax consultant at PricewaterhouseCoopers. Ms. Cheung brings to the Company 28 years of experience in international strategic and financial operations, including financial reporting, forecasting and budgeting; mergers and acquisitions; equity and debt financings; internal controls; and investor relations. Ms. Cheung holds a bachelor of science in finance from Soochow University, a master’s of science in accounting from Florida International University and a Ph.D. in Business Administration from Florida International University. Ms. Cheung also completed the executive program at the Stanford University Graduate School of Business.

In connection with her appointment as the Company’s CFO, Ms. Cheung accepted an employment offer letter (the “Offer Letter”) from the Company on January 25, 2021, pursuant to which Ms. Cheung will receive an annual base salary of $275,000 and a target annual award opportunity under the Company’s discretionary bonus plan of up to 40% of her annual base salary, unless adjusted by the Board for any year. Ms. Cheung will also receive a $50,000 signing bonus in April 2021 and certain relocation expenses.

Pursuant to the Offer Letter, subject to approval of the Board or Compensation Committee of the Board, Ms. Cheung will be granted an option to purchase 400,000 shares of the Company’s common stock (the “Option”), pursuant to the Company’s 2013 Stock Incentive Plan (as amended, the “Plan”). The Option will be subject to time-based vesting over a period of four years as measured from Ms. Cheung’s first date of employment (the “Vesting Commencement Date”). Twenty-five percent of the Option will vest on the first anniversary of the Vesting Commencement Date, and the remaining 75 percent of the shares will vest over the next following 3 years on a pro-rata basis equally each month for so long as Ms. Cheung provides services to the Company.

On January 26, 2021, the Company also entered into a change in control agreement with Ms. Cheung (the “CIC Agreement”), which provides Ms. Cheung with the right to receive certain benefits if, in connection with a Change in Control (as defined in the CIC Agreement), Ms. Cheung terminates her employment with the Company for good reason or the Company terminates her employment without cause. The CIC Agreement provides that in such an event: (i) Ms. Cheung will receive a single lump sum severance payment equal to twelve months of her annual salary; (ii) all outstanding and unvested equity compensation awards held by Ms. Cheung will vest; (iii) Ms. Cheung will receive a lump sum bonus payment in an amount equal to 20% of her then-current base salary, prorated based on the percentage of the current year completed prior to termination; and (iv) the Company will pay for health continuation coverage premiums for the executive and her family members for twelve months following the date of termination. The benefits provided for in the CIC Agreement are subject to Ms. Cheung’s delivery of a release of claims reasonably acceptable to the Company. Under the CIC Agreement, Ms. Cheung is also subject to non-solicitation and non-disparagement obligations during employment with the Company and for one year following termination.

In accordance with the Company’s customary practice, the Company will enter into its standard form of indemnity agreement with Ms. Cheung, which agreement is filed as Exhibit 10.6 to the Company’s Annual Report on Form 10-K, as filed with the SEC on March 16, 2020. Ms. Cheung will also be eligible to participate in the Company’s other benefit programs generally available to the Company’s executive officers.

There are no arrangements or understandings between Ms. Cheung and any other person pursuant to which Ms. Cheung was appointed to serve as Chief Financial Officer of the Company. There are no family relationships between Ms. Cheung and any director or executive officer of the Company, and Ms. Cheung does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing descriptions of the Offer Letter and CIC Agreement are qualified by reference to the complete texts of the Offer Letter and CIC Agreement, copies of which are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1 *	Offer letter, effective January 25, 2021, by and between Marrone Bio Innovations, Inc. and Suping Liu Cheung.
10.2 *	Change in Control Agreement, dated as of January 26, 2021, by and between Marrone Bio Innovations, Inc. and Suping Liu Cheung.
99.1	Press release issued on January 28, 2021, by Marrone Bio Innovations, Inc.

* Denotes management contract, compensatory plan or arrangement.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRONE BIO INNOVATIONS, INC.

Date: January 29, 2021	By:	/s/ Linda V. Moore
	Name:	Linda V. Moore
	Title:	Executive Vice President, General Counsel and Secretary